EX-99.906CERT

CERTIFICATIONS

John E. Sawyer, Chief Executive Officer, and Theresa M. Bridge, Chief Financial Officer, of First Western Funds Trust (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2020 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

First Western Funds Trust	First Western Funds Trust

/s/ John E. Sawyer	/s/ Theresa M. Bridge
John E. Sawyer, President and Principal Executive Officer	Theresa M. Bridge, Treasurer and Principal Accounting Officer

Date: May 5, 2020	Date: May 5, 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Western Funds Trust and will be retained by First Western Funds Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.